                                                                    EXHIBIT 10.8

                          SPECIAL EMPLOYMENT AGREEMENT
                          ----------------------------

          AGREEMENT by and between CSX Corporation, a Virginia corporation (the "Company"), and Mark G. Aron (the "Executive"), dated as of the 25th day of September, 2001.

          WHEREAS, the Company and the Executive wish to set forth the terms and conditions of the Executive's continued employment with the Company until his retirement, and to provide for his consulting with the Company for a period of time following his retirement;

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Employment Period.  The Company shall employ the Executive, and
              -----------------
the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the Employment Period (as defined in the next sentence). The "Employment Period" shall mean the period beginning on the date of this Agreement and ending on April 30, 2002, at which time the Executive shall retire from employment with the Company; provided, however, that if the Effective Date, as defined in the Employment Agreement dated November 1, 2000, between the Executive and the Company (the "Change of Control Agreement"), should occur on or before April 30, 2002, the Employment Period under this Agreement shall immediately terminate, and this Agreement shall be superseded in its entirety by the Change of Control Agreement.

          2.  Position and Duties.  (a)  During the Employment Period, the
              -------------------
Executive shall continue to serve in his current position as Vice Chairman of the Company, with the status, offices, titles, reporting requirements, authority, duties and responsibilities appropriate to that position.

               (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements, or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          3.  Compensation.  (a)  Base Salary.  During the Employment Period,
              ------------        -----------
the Executive shall receive a base salary equal to his annual base salary as of the date hereof (the "Base Salary"), payable in accordance with the Company's customary payroll practices. During the Employment Period, the Base Salary may be reviewed for possible increase. Any increase in the Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Base Salary shall not be reduced after any such increase, and the term "Base Salary' shall thereafter refer to the Base Salary as so increased.

               (b) Annual Bonus.  In addition to the Base Salary, the Executive
                   ------------
shall have the opportunity to earn, for the fiscal year 2001 and for the portion of the fiscal year 2002 that is included in the Employment Period, annual bonuses based upon a target incentive equal to

90% of Executive's Base Salary, on the same terms and conditions established thereunder for the Executive and his peer executives. Any annual bonuses so earned (each, an "Annual Bonus") shall be paid to the Executive at the same times as his peer executives receive their bonuses under such plan, notwithstanding his retirement at the end of the Employment Period; provided, that the Annual Bonus for the fiscal year 2002 shall equal one-third of the amount that would have been payable to the Executive, had he remained employed through the end of the fiscal year 2002.

               (c) Other Benefits.  During the Employment Period:  (i) the
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Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Company to the same extent as his peer executives; (ii) the Executive and/or the Executive's family, as applicable, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as his peer executives; and (iii) the Executive shall be entitled to fringe benefits to the same extent and on the same basis as his peer executives (tax and financial planning shall also be available to the Executive for the year after the year in which he retires). It is expressly acknowledged and agreed that the Executive shall not be entitled to any additional grants of stock options or other long-term incentive compensation awards after the date of this Agreement.

          4.  Termination of Employment.  (a)  Death or Disability.  The
              -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the Executive's becoming disabled within the meaning of the long-term disability plan of the Company covering the Executive.

               (b) By the Company.  The Company may terminate the Executive's
                   --------------
employment during the Employment Period for Cause or without Cause. "Cause" means (i) the willful and continued failure of the Executive to substantially perform the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after the Chief Executive Officer of the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company by the Executive.

               (c) Good Reason.  The Executive may terminate employment during
                   -----------
the Employment Period for Good Reason or without Good Reason. A termination for "Good Reason" means termination by the Executive within 60 days after, and as a result of: (i) the assignment to the Executive of any duties materially inconsistent with Section 2(a) of this Agreement, or any other action by the Company that results in a material diminution in the Executive's position, authority, duties or responsibilities; or (ii) any failure by the Company to
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comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive.

               (d) Notice of Termination.  Any termination of the Executive's
                   ---------------------
employment by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e) Date of Termination.  The "Date of Termination" means (i) if
                   -------------------
the Executive's employment is terminated by the Company other than for Cause or Disability, or by the Executive for Good Reason, the date on which the Notice of Termination is given or any later date specified therein, as the case may be,
(ii) if the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason, the Date of Termination shall be the date on which the Notice of Termination is given, and (iii) if the Executive's employment is terminated by reason of the Executive's death or Disability, the Date of Termination shall be the date of death or the Disability Effective Date, as the case may be.

          5.  Obligations of the Company upon Termination.  (a)  Other Than for
              -------------------------------------------        --------------
Cause, Death or Disability; Good Reason.  If, during the Employment Period, the
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Company terminates the Executive's employment, other than for Cause or
Disability, or the Executive terminates employment for Good Reason, the Company shall pay the amounts described in Section 5(a)(i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination, shall make any payments described in Section 5(a)(ii) below in accordance with the provisions of that Section 5(a)(ii), and shall provide the benefits described in Section 5(a)(iii) below in accordance with the provisions of that Section 5(a)(iii). The payments provided pursuant to this Section 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, shall be the sole and exclusive remedy therefor, and shall be paid only upon receipt by the Company from the Executive of an executed release and waiver, satisfactory in form and in substance to the Company, of all claims against the Company.

                    (i) The amounts to be paid in a lump sum as described above are:

               A. the Executive's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Base Salary through the Date of Termination that has not yet been paid, and (2) any accrued but unpaid vacation pay;

               B. the Base Salary that would have been paid to him for the period from the Date of Termination through and including the last day of the Employment Period, as if he had remained employed through that day; and

               C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would have received if the Executive's employment had continued under this Agreement through the end of the Employment Period, over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination (utilizing for purposes of the foregoing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan as of the Date of Termination).

                         (ii) The Executive shall also be paid the Annual Bonuses provided for under Section 3(b) above, to the extent not theretofore paid, as if his employment had continued through the end of the Employment Period; provided, any such Annual Bonus for a fiscal year that ends after the Date of Termination shall be computed solely with reference to financial measures applied to the Company's performance and without any adjustment for personal performance, other than the assumption that any personal targets or goals were achieved at target levels. The Annual Bonuses under this Section 5(a)(ii), including any pro rata bonus, will be paid at the time and in the form bonuses are paid to other peer executives.

                         (iii) The Executive shall retire at the end of the Employment Period and shall, therefore, be eligible to receive benefits as a retiree of the Company.

               (b)  Death or Disability.  If the Executive's employment is
                    -------------------
terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or the Executive's estate or legal representative, as applicable, (i) the Accrued Obligations in a lump sum in cash within 30 days after the Date of Termination, and (ii) the Annual Bonus, if any, earned for any fiscal year that begins before and ends on or after the Date of Termination, at such time as the annual bonuses for the Executive's peer executives are paid, and the Company shall have no further obligations under this Agreement.

               (c)  Cause; Other than for Good Reason. If the Executive's
                    ---------------------------------
employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Accrued Obligations in a lump sum within 30 days after the Date of Termination, and the Company shall have no further obligations under this Agreement. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay to the Executive (i) the Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination, and (ii) the Annual Bonus, if any, earned for any fiscal year that begins before and ends on or after the Date of Termination, at such time as the annual bonuses for the Executive's peer executives are paid, and the Company shall have no further obligations under this Agreement.

          6.  Consulting.  (a)  The Executive hereby agrees to serve as a
              ----------
consultant to the Company, during the Consulting Period. The "Consulting Period" means the period beginning on the first to occur of the Date of Termination or May 1, 2002 and ending on the second anniversary thereof. Notwithstanding the foregoing: (i) there shall be no Consulting Period if the Executive's employment terminates during the Employment Period as a result of the Executive's death or Disability, a termination by the Company for Cause or termination by the Executive without Good Reason; and (ii) the Consulting Period shall end if, during the Consulting Period, the Executive dies or becomes unable, by reason of physical or mental incapacitation, to render the consulting services required by Section 6(c) below or the Executive terminates the Consulting Period.

               (b)  Consulting Fees and Benefits.  During the Consulting Period,
                    ----------------------------
the Company shall pay the Executive a monthly fee equal to his Base Salary divided by 12, payable in arrears. In addition, during the Consulting Period, the Company shall continue to provide the Executive with the car allowance, club memberships and The Greenbrier discount being provided to him immediately before the beginning of the Consulting Period. In addition, during the Consulting Period, the Company shall make an office (including parking) available to the Executive at its Washington, D.C. office (or another agreed upon location) and shall continue to provide Executive with a facsimile machine and computer for his home and shall reimburse Executive for costs associated with additional phone lines associated therewith. Finally, the Company shall pay, or reimburse (consistent with the general expense reimbursement policy) the Executive for, all expenses he reasonably incurs in rendering the consulting services provided for in Section 6(c), upon presentation of appropriate documentation thereof. It is expressly acknowledged and agreed that no other compensation or benefits will be provided to the Executive for his consulting services.

               (c)  Services.  During the Consulting Period, the Executive shall
                    --------
render such services as may from time to time be reasonably requested by the Chairman and/or Chief Executive Officer of the Company or the Company's Board provided that such services shall be rendered at mutually convenient times. It is expressly acknowledged and agreed that the Executive may perform services as an employee of another employer or in a consulting or self-employed capacity during the Consulting Period, subject to the covenants set forth in Section 9 of this Agreement.

          7.  Non-exclusivity of Rights; Confirmation of Retirement Benefits.
              --------------------------------------------------------------
(a) Except as specifically provided in this Agreement, nothing herein shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any other company controlled by, controlling, or under common control with, the Company (collectively, the "Affiliated Companies")for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any Affiliated Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Notwithstanding the foregoing, if the Executive receives payments and benefits pursuant to Section 5(a) of this Agreement, the Executive shall not be entitled to any severance pay or benefits under any severance plan, program or policy of the Company and the Affiliated Companies, unless otherwise specifically provided therein in a specific reference to this Agreement.

               (b)  Retirement Benefits.  It is expressly acknowledged and
                    -------------------
agreed that nothing in Section 6, above, shall affect the Executive's entitlements to retirement benefits under the Company's retirement plans and programs from and after his retirement from employment with the Company in accordance with their terms, including without limitation:
(i) retiree health care plans; (ii) the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies; (iii) the CSX Corporation Supplementary Savings and Incentive Award Deferral Plan; (iv) the CSX life insurance programs; (v) the CSX Market Value Cash Plan; (vi) the CSX option plans; (vii) the Supplemental Retirement Plan and the Special Retirement Plan (including without limitation the Executive's right to receive lump sum benefits thereunder); and (viii) the Deferred Compensation Program for Executives of CSX Corporation and Affiliated Companies (including, without limitation, the Executive's right to receive benefits thereunder over a 15-year period).

          8.  Full Settlement.  The Company's obligation to make the payments
              ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

          9.  Confidential Information; No-Raid; Noncompetition; Inventions.
              -------------------------------------------------------------
(a) The Executive shall hold in a fiduciary capacity, for the benefit of the Company and the Affiliated Companies, all secret or confidential information, knowledge or data relating to the Company or any Affiliated Company and their respective businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research, secret data, costs or names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive obtains during the Executive's employment by the Company or any Affiliated

Company and/or his service as a consultant hereunder, and that is not public knowledge (other than as a result of the Executive's violation of this Section 9(a)) ("Confidential Information"). For the purposes of this Section 9(a), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company or any Affiliated Company, except with the prior written consent of the Company, or such Affiliated Company, as applicable, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that the Executive uses, prepares or comes into contact with during the course of the Executive's employment shall remain the sole property of the Company and/or one or more Affiliated Company, as applicable, and shall be turned over to the Company or such Affiliated Company, as applicable, upon termination of the Executive's employment. The Executive also agrees that through the end of the Noncompetition Period (as defined below), he will advise any prospective employer or client that meets any of the following criteria of the confidentiality restrictions set forth in this Agreement and state in writing to such prospective employer or client that his employment or provision of services will not violate these provisions, and will deliver a copy of such statement to the Company. Such a statement shall be required for any prospective employer or client that is (i) engaged in the railroad or intermodal transportation business; (ii) a customer representing more than 1% of the revenues of either CSX Transportation, Inc. or CSX Intermodal, Inc.; or (iii) affiliated with the Norfolk Southern Corporation.

               (b) The Executive agrees that he will not, at any time during the Noncompetition Period (as defined in Section 9(c) below), without the prior written consent of the Company or the applicable Affiliated Company, as applicable, directly or indirectly employ, or solicit the employment of (whether as an employee, officer, director, agent consultant or independent contractor), any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Company or any Affiliated Company (except for such employment by the Company or any Affiliated Company); provided, however, that a public advertisement not specifically targeted at the employees of the Company shall not be deemed to be a solicitation for purposes of this provision.

               (c) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Chief Executive Officer of the Company, engage in or become associated with a Competitive Activity. For purposes of this Section 9: (i) the "Noncompetition Period" means the period from the date of this Agreement through April 30, 2004; (ii) a "Competitive Activity" means any business or other endeavor, in any county of any state of the United States or a comparable jurisdiction in Canada or any other country, directly or indirectly for a Class I railroad operating in North America; and (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments in less than 0.5% of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

               (d) All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Executive, whether alone or jointly with others, from the date of the Executive's initial employment by the Company and continuing until the end of the

Consulting Period (or, if there is no Consulting Period, until the termination of the Executive's employment with the Company and the Affiliated Companies), relating or pertaining in any way to the Executive's employment with or the business of the Company or any Affiliated Company, shall be promptly disclosed in writing to the Chief Executive Officer and are hereby transferred to and shall redound to the benefit of the Company, and shall become and remain its sole and exclusive property. The Executive agrees to execute any assignments to the Company or its nominee, of the Executive's entire right, title and interest in and to any such discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. The Executive further agrees, during and after the Employment Period, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this Agreement, but all necessary expenses thereof shall be paid by the Company.

               (e) The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants, including without limitation the noncompetition covenant of Section 9(c), is to protect the goodwill, trade secrets and other Confidential Information of the Company; (ii) because of the nature of the business in which the Company and the Affiliated Companies are engaged and because of the nature of the Confidential Information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company and any Affiliated Company in the event the Executive breached any of the covenants of this Section 9; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 9 would be inadequate. The Executive therefore agrees and consents that if he commits any breach of a covenant under this
Section 9 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this
Section 9 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 9 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

          10.  Successors.  (a)  This Agreement is personal to the Executive
               ----------
and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the

Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          --------------------

          Mark G. Aron





          If to the Company:
          ------------------

          CSX Corporation
          One James Center
          Richmond, Virginia 23219
          Attention:  Vice President - Corporate Human Resources

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressees.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

               (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation; provided, that it is acknowledged and agreed that the Executive's services during the Consulting Period will be rendered by the Executive as an independent contractor rather than an employee, and that the Executive will therefore be solely responsible for paying all taxes with respect to his compensation for such services.

               (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof, other than the Change of Control Agreement. This Agreement shall have no effect on any agreements between the Executive and the Company or any of its affiliates not concerning the subject matter hereof.

               (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to due authorization, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                              /s/ Mark G. Aron
                              ---------------------------------
                              Mark G. Aron


                              CSX CORPORATION

                              By: /s/ John W. Snow
                                 ------------------------------
                              Its: Chairman and CEO
                                   ----------------------------
                              Date: October 2, 2001
                                    ---------------------------